AMENDMENT SEVEN
TO THE
TORCHMARK CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Pursuant to Section 9.1 of the Torchmark Corporation Supplemental Executive Retirement Plan as established effective January 1, 2007 (the “Plan”), Globe Life Inc. (the “Company”) hereby amends the Plan, effective November 1, 2020, as follows:
1.Section 2.2 is removed from the Plan and is replaced by new Section 2.19 which shall read as follows:
Plan Administrative Committee shall mean the committee appointed by the Compensation Committee of the Board pursuant to and having the responsibilities specified in Article 8 of the Plan.
2.The definitions in Article 2 of the Plan shall be renumbered to reflect the action in item Number 1 of this Amendment Seven.
3.All references in the Plan to the phrase “Administrative Committee” shall be removed and replaced with the phrase “Plan Administrative Committee.”
4.All references in the Plan to the capitalized work “Committee” shall be removed and replaced with the phrase “Plan Administrative Committee.”
5.Section 2.17 of the Plan is replaced in its entirety and shall read as follows:
Pension Plan shall mean the Globe Life Inc. Pension Plan, as restated effective January 1, 2020, and as amended from time to time in the future.
6.Section 2.18 of the Plan is replaced in its entirety and shall read as follows:
Plan shall mean the Globe Life Inc. Supplemental Executive Retirement Plan as set forth in its entirety in this document, and as this document may be amended from time to time in the future.
7.The phrase “Torchmark Corporation” is replaced by the phrase “Globe Life Inc.” in Section 2.5 and Section 2.8 of the Plan.
8.The phrase “separation from service” is replaced with the phrase “Separation from Service” in Section 4.1 and Section 4.6(b) of the Plan.
9.New Section 4.2(h) is added to the Plan and shall read as follows:
(h)    In lieu of the provisions set forth in Section 4.2(b) and Section 4.2(f), and in lieu of the age set forth in Section 5.1, the Compensation Committee, if requested in writing by the Company’s CEO (or Co-CEOs, if applicable), shall have the discretion to, on a case by case basis, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full and/or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit, customized for each Employee who becomes a Participant on or after November 1, 2020, provided such customized provisions are set forth in the written minutes of the meeting of the Compensation Committee or by the unanimous written consent of the Compensation Committee at the time the Employee is designated as being eligible to participate in the Plan in accordance with Section 3.1 hereof. Any such customized provisions shall apply wherever the applicable section is referenced in the Plan.
10.Section 8.1 of the Plan is replaced in its entirety and shall read as follows:
Appointment and Removal of Plan Administrative Committee. The administration of the Plan shall be vested in a Plan Administrative Committee of at least three (3) persons who shall be appointed by the Compensation Committee, and may include persons who are not Participants in the Plan. A person appointed a member of the Plan Administrative Committee shall signify his acceptance in writing. The Compensation Committee may remove or replace any member of the Plan Administrative Committee at any time in its sole discretion; and any Plan Administrative Committee member may resign by delivering his written resignation to the Compensation Committee, which resignation shall become effective upon its delivery or at any later date specified therein. If at any time there shall be a vacancy in the membership of the Plan Administrative Committee, the remaining member or members of the Plan Administrative Committee shall continue to act until such vacancy is filled by action of the Compensation Committee.
Done this the 4th day of November, 2020.
Globe Life Inc.

By: /s/ Frank M. Svoboda
Its: EVP and Chief Financial Officer
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